                                                      Registration No. 333-32668
                                                                       ---------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                       PEGASUS COMMUNICATIONS CORPORATION
             (Exact name of Registrant as Specified in its Charter)

                                  -------------

                    DELAWARE                           23-3070336
                    --------                           ----------
      (State or Other Jurisdiction of                (I.R.S. Employer
       Incorporation of Organization)             Identification Number)


                  c/o Pegasus Communications Management Company
             225 City Line Avenue, Suite 200, Bala Cynwyd, PA 19004
             ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


            Marshall W. Pagon, President and Chief Executive Officer
                  c/o Pegasus Communications Management Company
             225 City Line Avenue, Suite 200, Bala Cynwyd, PA 19004
                                 (888) 438-7488
                                 --------------

                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                  -------------


                                   Copies To:

             Ted S. Lodge, Esq.                       Michael B. Jordan, Esq.
            Scott A. Blank, Esq.                      Diana E. McCarthy, Esq.
     Pegasus Communications Corporation             Drinker Biddle & Reath LLP
c/o Pegasus Communications Management Company            One Logan Square
       225 City Line Avenue, Suite 200                18th and Cherry Streets
            Bala Cynwyd, PA 19004                  Philadelphia, PA  19103-6996
               (888) 438-7488                             (215) 988-2700

                                  -------------

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  -------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------

         This post-effective amendment is being filed by Pegasus Communications Corporation, a Delaware corporation (the "Registrant"), pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as the successor issuer to Pegasus Satellite Communications, Inc. (formerly known as Pegasus Communications Corporation) ("Pegasus Satellite"), following a reorganization of Pegasus Satellite into a new holding company organizational structure.

         On March 16, 2000, Pegasus Satellite (under its former name, Pegasus Communications Corporation), a Delaware corporation, filed a registration statement on Form S-3 (Registration No. 333-32668) (the "Registration Statement"), with respect to 3,000,000 shares of the Pegasus Communications Corporation 6 1/2 % Series C Convertible Preferred Stock, $100.00 liquidation preference per share (the "Series C Preferred Stock"), and any additional shares of the Pegasus Communication Corporation Class A Common Stock, par value $0.01 per share, into which the Series C Preferred Stock could be converted.

         On February 22, 2001, Pegasus Satellite implemented a change in its organizational form in accordance with Section 251(g) of the Delaware General Corporation Law. Initially, Pegasus Satellite formed the Registrant under the name "Pegasus Holdings Corporation I," a Delaware corporation and a wholly-owned subsidiary of Pegasus Satellite. Thereafter, the Registrant formed Pegasus Merger Sub, Inc. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of the Registrant organized for the purpose of implementing the holding company reorganization. Merger Sub then merged with and into Pegasus Satellite effective on February 22, 2001 (the "Merger"), with Pegasus Satellite emerging as the surviving corporation.

         Because the Merger was carried out under Section 251(g) of the Delaware General Corporation Law, approval of the former stockholders of Pegasus Satellite for the Merger was neither required nor sought.

         Upon completion of the Merger, Pegasus Satellite became a wholly owned subsidiary of the Registrant and changed its name to Pegasus Satellite Communications, Inc., while the Registrant changed its name to Pegasus Communications Corporation. As a result of the Merger, each share of capital stock of Pegasus Satellite, issued and outstanding or held in its treasury, was converted, by operation of law, into one share of capital stock of the Registrant.

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

         In accordance with Rule 414 under the Securities Act, the Registrant, as the successor issuer to Pegasus Satellite, hereby expressly adopts the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, and hereby sets forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep this Registration Statement from being misleading in any material respect.

         The registration fees were paid at the time of the original filing of this registration statement.



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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Bala Cynwyd, on this 26th day of February, 2001.

                                         PEGASUS COMMUNICATIONS CORPORATION

                                         By: /s/ Ted S. Lodge
                                            -------------------------------
                                             Ted S. Lodge,
                                             Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated, on this 26th day of February, 2001.

       Signature                                       Title                                   Date
-------------------------                   -----------------------------                   ------------

               *                            President, Chief Executive Officer             February 26, 2001
-------------------------------             and Chairman of the Board
Marshall W. Pagon
(Principal Executive Officer)

               *                            Vice President and Chief                       February 26, 2001
-------------------------------             Financial Officer
M. Kasin Smith

               *                            Director                                       February 26, 2001
-------------------------------
Robert N. Verdecchio

               *                            Executive Vice President                       February 26, 2001
-------------------------------             and Director
Ted S. Lodge

               *                            Director                                       February 26, 2001
-------------------------------
James J. McEntee, III.

               *                            Director                                       February 26, 2001
-------------------------------
Mary C. Metzger

               *                            Director                                       February 26, 2001
-------------------------------
Harry F. Hopper, III.

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

       Signature                                       Title                                   Date
-------------------------                   -----------------------------                   ------------

               *                            Director                                       February 26, 2001
-------------------------------
William P. Phoenix

               *                            Director                                       February 26, 2001
-------------------------------
Riordon B. Smith

               *                            Director                                       February 26, 2001
-------------------------------
William P. Collatos

               *                           Director                                        February 26, 2001
-------------------------------
Robert F. Benbow

    *   By: /s/ Ted S. Lodge
            ------------------------------
            Ted S. Lodge, Attorney-in-fact


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